UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Newport Center Drive, Suite 300 Newport Beach, California		92660

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market

Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2021, the Board of Directors (the “Board”) of Landsea Homes Corporation (the “Company”) appointed Christopher Porter, age 55, to serve as the Chief Financial Officer of the Company, effective as of December 7, 2021 (the “Appointment Effective Date”). In that role, Mr. Porter will serve as the Company’s principal financial officer. Mr. Porter will oversee accounting, treasury, capital markets, investor relations and financial forecasting for the Company. Mr. Porter has over 18 years of experience in the commercial real estate industry, with over 30 years extensive experience in all accounting and finance across multiple industries. Prior to joining the Company, Mr. Porter served as President and Chief Financial Officer of Silverstone Healthcare Company, a senior housing real estate development company since November 2013. From February 2010 to October 2013, Mr. Porter served as Vice President and Treasurer of Dyn-Corp International, an American private military contractor, and was responsible for its global treasury, risk management, liquidity and investor relations functions. Mr. Porter spent the previous 10 years at Crescent Real Estate Equities, ending as Managing Director, in charge of Capital Markets, Risk Management and Treasury. Mr. Porter holds a Bachelor of Arts in Economics from the University of Texas at Austin and Master of Business Administration from the University of North Texas.

In connection with the appointment of Mr. Porter, John Ho, the Company’s Chief Executive Officer and Interim Chief Financial Officer, will cease to serve as the Interim Chief Financial Officer on the Appointment Effective Date but will continue to serve as the Company’s Chief Executive Officer.

In connection with the appointment of Mr. Porter, the Company has entered into an executive employment agreement with him to be effective on the Appointment Effective Date (the “Executive Agreement”). The Executive Agreement provides for an initial term ending December 31, 2023, which will automatically renew for successive one-year terms thereafter unless either party gives written notice of non-extension. Under the Executive Agreement, Mr. Porter will receive an annual base salary of $450,000 and will have a target annual bonus for 2022 of $350,000 and a target annual equity incentive award for 2022 with an expected value on the date of grant of approximately $300,000.

In addition, the Executive Agreement provides for certain severance benefits upon a qualifying termination, which includes a termination by the Company without Cause (as defined in the Executive Agreement) (and not as a result of death or disability) or a resignation for Good Reason (as defined in the Executive Agreement). Upon such qualifying termination, Mr. Porter would be eligible to receive: (i) a lump sum cash amount equal to 1.0x (or 2.0x if such termination occurs within 24 months following a change in control) the sum of his base salary and target annual bonus; (ii) a pro-rata portion of his annual bonus for the year of termination based on actual performance; (iii) payment of or reimbursement for premiums to continue health coverage for 24 months (unless the NEO becomes eligible for coverage under another employer’s plan, at which time the reimbursements will cease); and (iv) full acceleration of any outstanding equity awards, with performance-based awards determined based on the terms of the applicable award agreement or, if the award agreement does not specify, based on the target level of performance.

In the event of a termination as a result of death or disability, Mr. Porter (or his beneficiary or estate) is eligible to receive a pro-rata portion of his target bonus for the year of termination and full acceleration of any outstanding equity awards, with performance-based awards determined based on the terms of the applicable award agreement or, if the award agreement does not specify, based on the target level of performance.

The foregoing severance benefits under the Executive Agreement are subject to Mr. Porter’s execution of a release of claims. The foregoing description of the Executive Agreement is qualified in its entirety by reference to the full text of the Executive Agreement, which is attached Exhibit 10.1 to this Current Report on Form 8-K.

In connection with Mr. Porter’s appointment as Chief Financial Officer, Mr. Porter is expected to enter into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Porter for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

Mr. Porter has (i) no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; (ii) is not a party to any related person transaction with the Company; and (iii) has no arrangements or understandings with any other person pursuant to which he was appointed as Chief Financial Officer of the Company.

A copy of the Company's press release announcing the appointment of Mr. Porter is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

Exhibit No.	Description

10.1	Executive Employment Agreement by and between Christopher Porter and Landsea Homes Corporation, dated November 15, 2021.

99.1	Press Release, dated November 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: November 15, 2021	By:	/s/ Franco Tenerelli
Name: Franco Tenerelli
Title: EVP, Chief Legal Officer and Secretary